Exhibit 23.2	CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Letterhead of James Stafford, Chartered Accountants)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 5,000,000 shares of common stock of Rotoblock Corporation of our report dated 15 July 2008 with respect to the consolidated financial statements included in its Annual Report (Form 10-KSB) for the year ended 30 April 2008, filed with the US Securities and Exchange Commission.

                                /s/ James Stafford
                                Chartered Accountants
                                Vancouver, B.C. Canada

15 July, 2009